NETWORK PRODUCTS PURCHASE AGREEMENT

Northern Telecom Inc., a Delaware corporation having offices at 2221 Lakeside Blvd., Richardson, Texas 75082 ("Nortel") and Phonetime Inc., a New York corporation, having its principal offices and place of business at 30-60 Whitestone Expressway Flushing, New York 11354 ("Buyer") agree as follows:

1.   SCOPE

     1.1 Certain terms used in this Agreement shall be defined as set forth in Exhibit A.

     1.2 The terms and conditions of this Agreement shall apply to the purchase by Buyer and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement, only with respect to the Product Line and Services described in the Product Attachment.

     1.3 All Products and Services obtained by Buyer pursuant to this Agreement shall be obtained by Buyer solely for initial use by Buyer in its internal business to provide services available through its networks, and not as stock in trade or inventory which is intended for resale by Buyer to any third party as new and unused material. All such Products shall be installed in the United States.

2.     TERM

     2.1 This Agreement shall be in effect during the period that any Product Attachment is in effect. Each Product Attachment shall be in effect during its Product Attachment Term. This Agreement or any part thereof may be terminated in accordance with the express provisions of this Agreement concerning termination or by written agreement of the parties.

     2.2 The termination of this Agreement or any part thereof shall not affect the obligations of either party thereunder which have not been fully performed with respect to any accepted Order, unless such Order is expressly terminated in accordance with this Agreement or by written agreement of the parties.

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3.     ORDERING

      All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Buyer and accepted by Nortel in writing within fifteen (15) days. Otherwise, any such Order shall be deemed to be void. All Orders shall reference this Agreement and the applicable Product Attachment and shall be governed solely by the terms and conditions set forth herein as modified and/or supplemented pursuant to Section 1.2 by the terms and conditions of any applicable Product Attachments.

4.     PRICES

      4.1 The prices, charges, and fees applicable to Orders shall be set forth in the appropriate Product Attachments and may be revised in accordance with the provisions stated therein. Buyer shall pay transportation charges, including insurance, in accordance with the applicable Product Attachment.

      4.2 Until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, Buyer shall cooperate with Nortel in perfecting Nortel's purchase money security interest in such Products and Buyer shall promptly execute all documents and take all actions required by Nortel in connection therewith. Buyer shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

5.      TERMS OF PAYMENT

      5.1 The amounts payable for Products and/or Services may be invoiced by Nortel to Buyer in accordance with the applicable Product Attachments. All amounts payable and properly invoiced pursuant to this Agreement shall be paid by Buyer to Nortel within thirty (30) days from the date of Nortel's invoice in accordance with the payment instructions contained in such invoice.

      5.2 Overdue payments, excluding those which are the subject of a good faith dispute, shall be subject to interest charges, calculated daily commencing on the 31st day after the date of the invoice, at one and one half percent (1-1/2 percent) per month or such lesser rate as may be the maximum permissible rate under applicable law.

6.      TAXES

      Buyer shall at Nortel's direction promptly pay to Nortel or pay directly to the applicable government or taxing authority, if requested by Nortel, all taxes and charges, including, without limitation, penalties and interest, which may be imposed by any federal, state, or local governmental or taxing authority arising hereunder, such as, but not limited to all such taxes and charges relating to the purchase, license, ownership, possession, use, operation and/or relocation of any Equipment, Software, or Services furnished
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by Seller pursuant to this Agreement, excluding, however, all taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 shall survive any termination of this Agreement.

7.     RISK OF LOSS, TITLE

      7.1 Risk of loss or damage to Products shall pass to Buyer upon delivery to the loading dock at the installation site or other delivery location specified by Buyer in its Order, and Buyer shall keep such Products fully insured for the total amount then due Nortel for such Products.

      7.2 Good title to Equipment furnished hereunder which shall be free and clear of all liens and encumbrances shall vest in Buyer upon full payment by Buyer of the total prices, charges and fees payable by Buyer for such Equipment and any related Software or Services furnished by Nortel in connection with such Equipment.

      7.3 Buyer shall receive a license to use Software subject to the terms set forth in Exhibit B.

8.      TESTING, TURNOVER AND ACCEPTANCE

      8.1 If Nortel installs any Products furnished hereunder, the rights and obligations of the parties with respect to testing, turnover and acceptance of such Products shall be as set forth in the applicable Product Attachment.

      8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall be deemed to have accepted the Products upon completion of such tests.

      8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

9.      DISCLAIMERS OF WARRANTIES AND REMEDIES

      THE WARRANTIES AND REMEDIES SET FORTH IN EXHIBIT D AND IN ANY PRODUCT ATTACHMENT CONSTITUTE THE ONLY WARRANTIES OF NORTEL WITH RESPECT TO THE PRODUCTS AND SERVICES AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES' WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NORTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, BEFORE OR AFTER THE PLACING OF ANY PRODUCT INTO SERVICE.

10.      LIABILITY FOR BODILY INJURY, PROPERTY DAMAGE AND PATENT INFRINGEMENT

      10.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to
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bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding.

      10.2 Nortel shall defend Buyer against any suit, claim or proceeding brought against Buyer alleging that any Products, excluding Vendor Items, furnished hereunder infringe any United States patent. Nortel shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded or resulting from any such suit, claim or proceeding. With respect to Vendor Items, Nortel shall assign any rights with respect to infringement of U.S. patents granted to Nortel by the supplier of such Vendor Items to the extent of Nortel's right to do so.

      10.3 The party entitled to defense pursuant to Section 10.1 or 10.2 shall promptly advise the party required to provide such defense of the applicable suit, claim, or proceeding and shall cooperate with such party in the defense or settlement thereof. The party required to provide such defense shall have sole control of the defense of the applicable suit, claim, or proceeding and of all negotiations for its settlement or compromise.

      10.4 If an injunction is obtained against Buyer's use of any Products as a result of any suit, claim, or proceeding described in Section 10.2, Nortel shall at Nortel's option use its reasonable efforts to either:

            10.4.1 procure for Buyer the right to continue using the portions of the Products enjoined from use; or

            10.4.2 replace or modify the same with equivalent or better Products so that Buyer's use is not subject to any such injunction.

      10.5 If Nortel cannot perform under Section 10.4.1 or 10.4.2, Buyer shall have the right to return the infringing Products to Nortel upon written notice to Nortel, and in the event of such return, neither party shall have any further liabilities or obligations under this Agreement on account of such infringement or return, except Nortel shall refund the depreciated value of such Products carried on Buyer's books at the time of such return, less any outstanding monies due Nortel hereunder.

      10.6 The obligations of Nortel hereunder with respect to any suit, claim, or proceeding described in Section 10.2 shall not apply with respect to Products which are (a) manufactured or supplied by Nortel in accordance with any design or any special instruction furnished by Buyer, (b) used by Buyer in a manner or for a purpose not contemplated by this Agreement, (c) located by Buyer outside the United States, or (d) used by Buyer in combination with other products not provided by Nortel, including, without limitation, any software developed solely by Buyer through the permitted use of Products furnished hereunder, provided the infringement arises from such combination or the use thereof. Buyer shall indemnify and hold Nortel harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel with respect to any suit, claim, or proceeding described in this Section 10.6.
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      10.7      Notwithstanding the above, Nortel shall have no obligation or liability with regard to any patent infringement suit, claim, or proceeding that may be made or brought against Buyer (i) alleging that method of use claims in such patent are infringed by any service offering and/or by any use by Buyer of Products furnished hereunder to make such service offering available or (ii) resulting in a settlement payment, or award of damages, or accounting of profits, where such settlement, award, or accounting is based on the revenues or profits earned or other value obtained by Buyer from its use of such Products and/or is based on the lost revenues or profits of third parties arising from Buyer's use of such Products.

      10.8 If Nortel determines that any Products are or may become the subject of a suit, claim, or proceeding as described in Section 10.7, Nortel may provide Buyer with notice to that effect. Nortel shall have no liability to Buyer pursuant to Section 10.2, 10.4, or 10.5 with respect to Buyer's use of such Products which occurs subsequent to such notice. In addition to its obligations pursuant to Section 10.3, if Buyer becomes aware that any Products may become the subject of any such suit, claim, or proceeding before receiving any such notice from Nortel, Buyer shall provide Nortel with notice to that effect.

      10.9 After receipt of notice from Nortel pursuant to Section 10.8, Buyer shall have the option to return to Nortel the applicable Products identified in such notice and Nortel shall refund the depreciated value (as carried on the books of Buyer) of the returned Products to Buyer as more fully set forth in Section 10.5.

      10.10 The provisions of Sections 10.2 through 10.9 state the entire liability of Nortel and its suppliers and the exclusive remedy of Buyer with respect to any suits, claims, or proceedings of the nature described in
Section 10.2.

      10.11 Each party's respective obligations pursuant to this Section shall survive any termination of this Agreement.

11.     REMEDIES AND LIMITATION OF LIABILITY

      11.1 Nortel shall have the right to suspend its performance by written notice to Buyer and forthwith remove and take possession of all Products that shall have been delivered to Buyer, if, prior to payment to Nortel of any amounts due pursuant to this Agreement with respect to such Products, Buyer shall (a) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors, (b) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement, or (c) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within ninety (90) days of such commencement.
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      11.2      In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise provided in this Agreement

      11.3 Nothing contained in Section 11.2 or elsewhere in this Agreement shall make Nortel liable for any incidental, indirect, consequential or special damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort, contract, or otherwise, or shall increase the liability of Nortel under Section 9 or 10 or Exhibit D beyond that prescribed therein.

      11.4 Nortel shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Buyer, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Buyer to Nortel or fulfillment by Buyer of any of its obligations under this Agreement. Buyer shall pay Nortel the amount of any such costs, expenses, losses or damage incurred by Nortel.

      11.5 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Buyer of any prices, charges, or fees payable hereunder may be brought by Nortel at any time permitted by applicable law.

      11.6 The limitations on Nortel's liability and other obligations set forth in Sections 9,10 and 11 shall survive any termination of this Agreement.

12.     FORCE MAJEURE

      If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

13.     CONFIDENTIAL INFORMATION

      13.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of its affiliates with a need to know. A party
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that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential information.

      13.2 Buyer shall take reasonable care to use Nortel's Confidential Information only for study, operating, or maintenance purposes in connection with Buyer's use of Products furnished by Nortel pursuant to this Agreement.

      13.3 Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and maintenance of new products and/or services and/or changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide to third parties without restriction.

      13.4 The obligations of either party pursuant to this Section 13 shall not extend to any Confidential Information which recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient, was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so, or is required to be disclosed by process of law, provided that the recipient shall notify the disclosing party promptly upon any request or demand for such disclosure.

      13.5 The parties' obligations pursuant to this Section 13 shall survive any termination of this Agreement.

14.     BUYER'S RESPONSIBILITIES

      14.1 All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's standards, including, without limitation, environmental requirements.

      14.2 Buyer shall provide Nortel-designated personnel access to the Products during the times deemed necessary by Nortel to install, maintain and service the Products in accordance with Nortel's obligations. Nortel personnel shall comply with Buyer's reasonable site and security regulations, provided Nortel receives written notice of any such regulations reasonably in advance of the arrival of Nortel's personnel at the site.

      14.3 Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide adequate security for the Products while on Buyer's site.
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      14.4      Buyer shall obtain all necessary governmental permits
applicable to Buyer in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel's doing business.

      14.5 Any information which Nortel reasonably requests from Buyer and which is necessary for Nortel to properly install or maintain the Products shall be provided by Buyer to Nortel in a timely fashion and in a form reasonably specified by Nortel.

15.     HAZARDOUS MATERIALS

      15.1 Prior to issuing any Order for Services to be performed at Buyer's facilities, Buyer shall identify and notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of such Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

      15.2       If Buyer breaches its obligations pursuant to Section 15.1,
(a) Nortel may discontinue the performance of the appropriate Services until all the applicable Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense, and (b) Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach of such obligations. Buyer's obligations pursuant to this Section 15.2 shall survive any termination of this Agreement.

16.     SUBCONTRACTING

      Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations.

17.     REGULATORY COMPLIANCE

      In the event of any change in the Specifications or Nortel's manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel may upon notice to Buyer, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel as a result of such change.

18.     GENERAL

      18.1 If any of the provisions of this Agreement shall be invalid or unenforceable under applicable law and a party deems such provisions to be material, that party may terminate this Agreement upon notice to the other party. Otherwise, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the parties shall be construed and enforced accordingly.
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      18.2      A party shall not release without the prior written approval of the other party any advertising or other publicity relating to this Agreement wherein such other party may reasonably be identified. In addition each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of three (3) years thereafter, except as may be reasonably required to enforce this Agreement or by law.

      18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of North Carolina, except for its rules with respect to the conflict of laws.

      18.4 Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld, except Buyer's consent shall not be required for any assignment or transfer by Nortel (a) to any Affiliate of all or any part of this Agreement or of Nortel's rights hereunder, or (b) to any third party of Nortel's right to receive any monies which may become due to Nortel pursuant to this Agreement.

      18.5 Notices and other communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

      To Buyer:     Phonetime Inc.
                    30-60 Whitestone Expressway
                    Flushing, New York 11354
                    Attention:     Mr. Sam Tawfik

     To Nortel:     Northern Telecom Inc.
                    2221 Lakeside Blvd.
                    Richardson, Texas 75082
                    Attention:    Vice President, General Manager
                                  Carrier Networks

      In addition, notices submitted by Buyer to Nortel specific to any Product Attachment shall be delivered to the address stated in the applicable Product Attachment along with a copy submitted to Nortel at the address stated above.

      Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the United States Postal Service return receipt Mail if given by certified United States Mail, on the following business day if sent by guaranteed overnight delivery, or on the transmission date if given by facsimile during the receiving party's normal business hours.

      The address information listed for a party in this Section or any Product Attachment may be changed from time to time by that party by giving notice to the other as provided above.

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      18.6      In the event of a conflict between the provisions of this
Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail with respect to the Product Line and Services described in that Product Attachment.

      18.7 All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties, and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

      18.8 Buyer shall not export any technical data received from Nortel pursuant to this Agreement, or release any such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. law concerning the exporting of such technical data. Buyer shall obtain all authorizations from the U.S. government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

      18.9 Any changes to this Agreement may only be effected if agreed upon in writing by duly authorized representatives of the parties hereto. No agency, partnership, joint venture, or other similar business relationship shall be or is created by this Agreement.

      18.10 This Agreement, including all Product Attachments and Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof.


NORTHERN TELECOM INC.               PHONETIME, INC.



By: /s/ Vickie Yohe                 By:  /s/ Sam Tawfik
   -----------------------              -----------------------------
   (Signature)                              (Signature)
Name:  Vickie Yohe                  Name: Sam Tawfik
     ---------------------               ----------------------------
           (Print)                                 (Print)
Title:  V.P. and General Mgr.       Title:  Pres.
Date:   9 Dec 96                    Date:   12/3/96
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                                  EXHIBIT A
                                  ---------
                                 DEFINITIONS
                                 -----------

As used in the Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

"Affiliate" shall mean Nortel's parent corporation, Northern Telecom Limited and any corporation controlled directly or indirectly by Northern Telecom Limited through the ownership of control of shares or other securities in such corporation.

"Agreement" shall mean the Agreement to which this Exhibit is attached, and all Exhibits and Product Attachments.

"Confidential Information" shall mean all information, including, without limitation, specifications, drawings, documentation, know-how and pricing information, of every kind or description which may be disclosed by either party or an Affiliate to the other party in connection with this Agreement, provided the disclosing party shall clearly mark any such information which is disclosed in writing as the confidential property of the disclosing party and the disclosing party shall identify the confidential nature of any such information which it orally discloses at the time of such disclosure and shall provide a written summary of the orally disclosed information to the recipient within fifteen (15) days of such disclosure.

"Equipment" shall mean the hardware listed or otherwise identified in, or pursuant to, any Product Attachment.

"Exhibits" shall mean Exhibits A, B, C, and D attached hereto, and any additional Exhibits which Nortel and Buyer subsequently agree in writing shall be incorporated into, and made a part of the Agreement by reference.

"Hazardous Materials" shall mean any pollutants or dangerous, toxic or hazardous substances (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation.

"Order" shall mean a written purchase order issued by Buyer to Nortel. Each Order shall specify on the face of the Order the types and quantities of Products and/or Services to be furnished by Nortel pursuant to the Order, the applicable prices, charges and/or fees with respect to such Products and/or Services, Buyer's facility to which the Products are to be delivered, the delivery and/or completion schedule, and any other information which may be required to be included in an Order in accordance with the provisions of this Agreement.

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"Product Attachments" shall mean any Product Attachments which the parties agree in writing shall be incorporated into, and made a part of, this Agreement.

"Product Attachment Term" shall mean the period specified in a Product Attachment during which that Product Attachment shall be in effect.

"Product Line" shall mean the Products described in and which may be furnished pursuant to a specific Product Attachment.

"Products" shall mean any Equipment and/or Software which may be provided under this Agreement.

"Services" shall mean all services listed or otherwise identified in, or pursuant to, any Product Attachment which may be purchased from or provided by Nortel and which are associated with the Product Line described in that Product Attachment.

"Software" shall mean (a) programs in machine-readable code or firmware which
(i) are owned by, or licensed to, Nortel or any of its Affiliates, (ii) reside in Equipment memories, tapes, disks or other media, and (iii) provide basic logic operating instructions and user-related application instructions, and
(b) documentation associated with any such programs which may be furnished by Nortel to Buyer from time to time.

"Specifications" shall mean, with respect to any Product Line, the specifications identified in the applicable Product Attachment, provided Nortel shall have the right at its sole discretion to modify, change or amend such specifications at any time.

"Third Party Software Vendor" shall mean any supplier of programs contained in the Software which is not an Affiliate.

"Vendor Items" shall mean, with respect to a Product Line, those portions of the Product which are identified in the applicable Product Attachment as Vendor Items.

"Warranty Period" shall mean, with respect to a Product Line, the Warranty Period specified in the applicable Product Attachment.
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                                EXHIBIT B
                                ---------
                             SOFTWARE LICENSE
                             ----------------

1. Buyer acknowledges that the Software may contain programs which have been supplied by, and are proprietary to, Third Party Software Vendors. In addition to the terms and conditions herein, Buyer shall abide by any additional terms and conditions provided by Nortel to Buyer with respect to any Software provided by any Third Party Software Vendor.

2. Upon Buyer's payment to Nortel of the applicable fees with respect to any Software furnished to Buyer pursuant to this Agreement, Buyer shall be granted a personal, non-exclusive, paid-up license to use the version of the Software furnished to Buyer only in conjunction with Buyer's use of the Equipment with respect to which such Software was furnished for the life of that Equipment as it may be repaired or modified. Buyer shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel or its suppliers.

3. As a condition precedent to this license and to the supply of Software by Nortel pursuant to the Agreement, Nortel requires Buyer to give proper assurances to Nortel for the protection of the Software. Accordingly, all Software supplied by Nortel under or in implementation of the Agreement shall be treated by Buyer as the exclusive property, and as proprietary and a TRADE SECRET, of Nortel and/or its suppliers, as appropriate, and Buyer shall: a) hold the Software, including, without limitation, any methods or concepts utilized therein in confidence for the benefit of Nortel and/or its suppliers, as appropriate; b) not provide or make the Software available to any person except to its employees on a need to know' basis; c) not reproduce, copy, or modify the Software in whole or in part except as authorized by Nortel; d) not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software; e) issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy Buyer's obligations under this license; and f) forthwith return to Nortel, or with Nortel's consent destroy, any magnetic tape, disc, semiconductor device or other memory device or system and/or documentation or other material, including, but not limited to all printed material furnished by Nortel to Buyer which shall be replaced, modified or updated.

4. The obligations of Buyer hereunder shall not extend to any information or data relating to the Software which is now available to the general public or becomes available by reason of acts or failures to act not attributable to Buyer.

5. Buyer shall not assign this license or sublicense any rights herein granted to any other party without Nortel's prior written consent.

6      Buyer shall indemnify and hold Nortel and its suppliers, as appropriate, harmless from any loss or damage resulting from a breach of this Exhibit B. The obligations of Buyer under this Exhibit B shall survive the termination of the Agreement and shall continue if the Software is removed from service.

                                EXHIBIT C
                                ---------
                                 STORAGE
                                 -------

If Buyer notifies Nortel prior to the scheduled shipment date of Products that Buyer does not wish to receive such Products on the date agreed by the parties, or the installation site or other delivery location is not prepared in sufficient time for Nortel to make delivery in accordance with such date, or Buyer fails to take delivery of any portion of such Products, Nortel may place the applicable Products in storage. In that event Buyer shall be liable for all additional costs thereby incurred by Nortel. Delivery by Nortel of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Buyer for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the Warranty Period.

                            EXHIBIT D
                                  ----------

                 LIMITED WARRANTIES AND REMEDIES
                        ------------------------------

1. Nortel warrants that the Equipment supplied hereunder will under normal use and service be free from defective material and faulty workmanship and will conform to the applicable Specifications for the Warranty Period specified in the Product Attachment with respect to such Equipment. The foregoing warranty shall not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses or to Vendor Items. Any installation Services performed by Nortel with respect to such Equipment shall be free from defects in workmanship for the Warranty Period set forth in the applicable Product Attachment.

2. Nortel's sole obligation and Buyer's exclusive remedy under the warranty set forth in Section 1 above shall be limited to the replacement or repair, at Nortel's option and expense, of the defective Equipment, or correction of the defective installation Services. Replacement Equipment may be new or reconditioned at Nortel's option.

3. Nortel warrants that any Software licensed by Nortel to Buyer under this Agreement shall function during the Warranty Period of the Equipment with respect to which such Software is furnished without any material, service-affecting nonconformance to the applicable Specifications, provided that Buyer shall have paid all Software support fees specified in the applicable Product Attachment. If the Software fails to so function, Buyer's sole remedy and Nortel's sole obligation under this warranty is for Nortel to correct such failure through, at Nortel's option, the replacement or modification of the Software or such other actions as Nortel reasonably determines to be appropriate.

4. Unless otherwise stated in a Product Attachment, (a) Nortel's warranties in Section 3 above shall only apply to the portion of the Software actually developed by Nortel or its Affiliates, (b) all other Software shall be provided by Nortel "AS IS", (c) Nortel shall assign to Buyer on a nonexclusive basis any warranty on such other Software provided to Nortel by the developer of such other Software to the extent of Nortel's legal right to do so.

5. The obligations and remedies set forth in Sections 1, 2, and 3 above shall be conditional upon: the Equipment not having been altered or repaired, the Software not having been modified, and the Products not having been installed outside the United States; any defect or nonconformance not being the result of mishandling, abuse, misuse, improper storage, improper performance of installation, other services, maintenance or operation by other than Nortel (including use in conjunction with any product which is incompatible with the applicable Equipment or Software or of inferior performance), and/or any error, act, or omission of Buyer described in Section 11.4; the Product not having been damaged by fire, explosion, power failure, power surge, or other power irregularity, lightning, failure to comply with all applicable environmental requirements for the Products specified by Nortel or any other applicable supplier, such as but not limited to temperature or humidity ranges, or any act of God, nature or public enemy; and written notice of the defect having been given to Nortel within the applicable Warranty Period.

6.      The performance by Nortel of any of its obligations described in
Section 2 or 3 of this Exhibit D shall not extend the applicable Warranty Period except to the extent specified in the applicable Product Attachment.

7. Upon expiration of the applicable Warranty Period for Equipment furnished hereunder, repair and replacement Service for such Equipment shall be available to Buyer from Nortel in accordance with Nortel's then-current terms, conditions and prices. Such repair and replacement Service and notice of any discontinuance of such repair and replacement Service shall be available for a minimum period set forth in the Product Attachment applicable to such Equipment. This provision shall survive the expiration of this Agreement.

8. Unless Nortel elects to repair or replace defective Equipment at Buyer's facility, all Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Nortel's instructions stated in the applicable Product Attachment and shipped at Buyer's expense and risk of loss to a location designated by Nortel. Replacement Equipment shall be returned to Buyer at Nortel's expense and risk of loss. Buyer shall ship the defective Equipment to Nortel within thirty (30) days of receipt of the replacement Equipment. In the event Nortel fails to receive such defective Equipment within such thirty (30) day period, Nortel shall invoice Buyer for the replacement Equipment at the then-current price in effect therefor.

9. With respect to any Vendor Item furnished by Nortel to Buyer pursuant to this Agreement, Nortel shall assign to Buyer on a nonexclusive basis any warranty granted by the party that supplied such Vendor Item to Nortel to the extent of Nortel's right to do so.

10. Neither Nortel nor Nortel's suppliers, as appropriate, shall have any responsibility for warranties offered by Buyer to any of its customers. Buyer shall indemnify Nortel and Nortel's suppliers, as appropriate, with respect thereto.

                             PRODUCT ATTACHMENT
                          CARRIER NETWORKS PRODUCTS

Northern Telecom Inc. ("Nortel") and Phonetime, Inc. ("Buyer") agree as follows:

1.     INCORPORATION BY REFERENCE

     This Product Attachment shall be incorporated into and made a part of Network Products Purchase Agreement No. JRD1296PI between Nortel and Buyer.

2.     DEFINITIONS

     For purposes of this Product Attachment:

     "Acceptance Criteria" shall mean, with respect to any Products installed by Nortel hereunder, the standards and specifications contained in the Nortel Installation Manuals which are applicable to such Products.

     "Equipment" shall mean the equipment listed in Schedule A.

     "Extension" shall mean Equipment and/or Software which Nortel engineers and installs and which is added to an Initial System after the Turnover Date of the Initial System.

     "Initial System" shall mean the Equipment and Software which is included in any configuration identified in Schedule A as an "Initial System."

     "Installation Site" shall mean Buyer's facility identified in an Order to which the applicable Products identified in such Order shall be delivered or at which the applicable Services, if any, are to be performed, respectively.

     "Merchandise" shall mean any Equipment which is not part of a System and with respect to which no engineering or installation Services shall be provided by Nortel.

     "Product Attachment Term" shall mean the period which shall commence on the date this Product Attachment is executed by the latter of the parties and shall expire twenty four (24) months thereafter.

     "Services" shall mean the services described in Schedule B.

     "Software" shall mean the software listed in Schedule A.

     "Specifications" shall mean with respect to any Products furnished hereunder, the specifications published by Nortel which Nortel identifies as its standard performance specifications for such Products as of the date of Buyer's Order for such Products.

     "System" shall mean any Initial System or Extension.

     "Turnover Date" shall mean, with respect to any Products installed by Nortel hereunder, the date on which Nortel provides the Turnover Notice to Buyer pursuant to Section 8.a. of this Product Attachment.

     "Warranty Period" shall mean, with respect to:

     (a) Any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

     (b) Merchandise, the period which shall commence upon the date of shipment with respect to such Merchandise by Nortel to Buyer and shall expire ninety (90) days thereafter,

     (c) Installation Services involving any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

     (d) Equipment which is repaired or replaced pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing five (5) days after (i) shipment of the replacement Equipment to Buyer or
(ii) completion of the repair at the Installation Site of the applicable Equipment and which shall expire on the later of thirty (30) days thereafter or the last day of the original Warranty Period with respect to the Equipment which was repaired or replaced, and

     (e) Software which was corrected pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing upon delivery of the corrected Software by Nortel to Buyer and expiring on the later of thirty (30) days thereafter or the last day of the original Warranty Period with respect to such Software.

3.     SCOPE

(a) Buyer shall, during the Product Attachment Term, issue Orders for the following DMS-250 Products in the amount of at least * ("Commitment"):

     (1) DMS-250 SN Initial System(s), twenty eight thousand eight hundred (28,800) Port Model ("DMS-250 28,800 Port Model"), including the Equipment, Software and Power Plant Equipment as described and set forth in the attached Schedule A, Part I, Section 1.1, and a maximum of One Hundred Thousand Dollars ($100,000.00) of Optional Software as selected by Buyer from the listing in the Schedule A, Part VI, Section 1.0. With regard to the purchase price, Buyer shall pay as follows:

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          (i) If Buyer successfully completes the Commitment, Buyer shall pay the purchase price of * for the DMS-250 28,800 Port Model as set forth in the attached Schedule A, Part I, Section 1.2, and in accordance with Section 7 of this Product Attachment.

          (ii) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than * but at least *, the purchase price is * as set forth in the attached Schedule A, Part I, Section 1.2, and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

          (iii) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than * but at least *, the purchase price is * as set forth in the attached Schedule A, Part I, Section 1.2, and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

          (iv) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than *, the purchase price is *, as set forth in the attached Schedule A, Part I, Section 1.2. and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

     (2) DMS-250 SN Initial System(s), forty nine thousand nine hundred twenty (49,920) Port Model ("DMS-250 49,920 Port Model"), including the Equipment, Software and Power Plant Equipment as described and set forth in the attached Schedule A, Part I, Section 2.1, and a maximum of One Hundred Thousand Dollars ($100,000.00) of Optional Software as selected by Buyer from the listing in the Schedule A, Part VI, Section 1.0. With regard to the purchase price, Buyer shall pay as follows:

          (i) If Buyer successfully completes its Commitment, Buyer shall pay the purchase price of * for the DMS-250 49,920 Port Model as set forth in the attached Schedule A, Part I, Section 2.2, and in accordance with Section 7 of this Product Attachment.

          (ii) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than * but at least * the purchase price is * as set forth in the attached Schedule A, Part I, Section 2.2, and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          (iii) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than * but at least * the purchase price is * as set forth in the attached Schedule A, Part I, Section 2.2, and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

          (iv) In the event that Buyer does not successfully complete the Commitment and Buyer purchases less than * the purchase price is * as set forth in the attached Schedule A, Part I, Section 2.2, and for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice. Buyer shall receive a credit for any and all payments made towards the purchase price prior to the termination of the Product Attachment Term.

     (3) An Upgrade for Buyer's existing DMS-250 Switching System ("DMS-250") located in Piscataway, New Jersey, as described in the attached Schedule A, Part IV, Section 1.1 ("Upgrade"). Nortel may use any of the Buyer's existing DMS-250 system equipment prior to its de-installation to perform the installation of the Upgrade. Buyer will incur no additional charges for the de-installation. Buyer shall, upon the date of installation of the Upgrade, convey to Nortel good and marketable title to the DMS-250 free and clear of all liens and encumbrances and return to Nortel all copies of the Software which were used in conjunction with the existing DMS-250, including all documentation pertaining thereto, and shall thereupon discontinue any further use thereof and forever abandon any rights which it may have to use or to do any other thing with respect to such software. With regard to the purchase price, Buyer shall pay as follows:

          (i) If Buyer successfully completes its Commitment, Buyer shall receive the Upgrade free of charge during the Product Attachment Term.

          (ii) In the event that Buyer does not successfully complete the Commitment, Buyer shall pay the purchase price of * for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice.

(b) Buyer shall receive one (1) additional year of Warranty per each DMS-250 28,800 Port Model and/or DMS-250 49,920 Port Model ordered during the
Product Attachment Term free of charge if Buyer successfully completes the Commitment. In the event that Buyer does not successfully complete the Commitment, Buyer shall pay the purchase price of * for which Nortel shall issue an invoice upon the termination of the Product Attachment Term and Buyer shall pay in full thirty (30) days from the date of invoice.

(c) Buyer may, during the Product Attachment Term, issue Orders for additional Extensions described in the attached Schedule A, Part II and Part III, for delivery and installation in a DMS-250 28,800 Port Model and/or DMS-250 49,920 Port Model ordered under this Agreement. Buyer shall pay the

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
prices, fees and charges set forth in the attached Schedule A, Part II and
Part III, respectively, in accordance with Section 7 of this Product
Attachment.

(d) Buyer may issue Orders for the DMS-250 Optional Software described in the attached Schedule A, Part VI, Section 1.0, in excess of the One Hundred Thousand Dollars ($100,000.00) of Optional Software that Buyer will receive with each DMS-250 28,800 Port Model and/or DMS-250 49,920 Port Model ordered ("Included Optional Software"), during the Product Attachment Term. Buyer shall receive a * percent discount on the prices, fees and charges set forth in the attached Schedule A, Part VI, Section 1.0, on any DMS-250 Optional Software Orders included with the Buyer's Order for any DMS-250 28,800 Port Model and/or DMS-250 49,920 Port Model except for the Included Optional Software. Buyer shall receive a * percent discount on the prices, fees and charges set forth in the attached Schedule A, Part VI, Section 1.0, on any DMS-500 Optional Software orders issued at any other time during the Product Attachment Term, except for the Included Optional Software.

4.     SCHEDULES

     The following Schedules which are attached hereto are an integral part of the Product Attachment and are incorporated herein by reference:

          Schedule A     - Products, Prices, and Fees
          Schedule B     - Services and Charges
          Schedule C     - Delivery
          Schedule D     - Documentation
          Schedule E     - Forecast

5.     ORDERING

     With respect to Section 3, ORDERING of the Agreement the following additional terms shall apply:

a. Buyer shall identify in each Order for Products whether the Products constitute an Initial System, Extension, or Merchandise. All Orders for Extensions, Merchandise, or any Services other than engineering and installation Services provided by Nortel in connection with an Order for an Initial System shall be subject to written agreement of Buyer and Nortel on the applicable prices, charges and fees with respect thereto as required pursuant to Section 6, PRICING, of this Product Attachment.

b. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel cancel without charge any Order for Products and/or Services prior to the delivery date of the applicable Products set forth in such Order or the agreed date for the commencement by Nortel of the applicable Services ("Service Commencement Date"), except that if Buyer cancels such Order within six (6) weeks or less of any such date, a cancellation fee of fifteen percent (15 percent) of the aggregate price of all Products and/or Services included *Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
in such canceled Order shall be payable by Buyer. Nortel may invoice such amount upon receipt of Buyer's notice of cancellation of the Order.

c. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel not less than six (6) weeks prior to the delivery date of any Products set forth in an Order and/or the Service Commencement Date of the applicable Services, delay the delivery date of such Products and/or the Service Commencement Date of such Services for a period which shall not exceed ninety (90) days from the date such Products were originally scheduled to be delivered or ninety (90) days from the Service Commencement Date, subject to the availability from Nortel of the applicable Products and/or Services after such period of delay.

d. Except as set forth in Sections 5.b. and 5.c. of this Product Attachment, any change to an Order after Nortel's acceptance of such Order shall require written agreement of Nortel and Buyer upon a written change to the Order ("Change Order") which shall reference the original Order and be executed by the parties. No such changes shall be implemented until the applicable Change Order has been executed by the parties.

e. With respect to each Order for Products which is accepted by Nortel, Buyer may make a written request at least ninety (90) days prior to the scheduled shipment date of such Products for a change ("Change") consisting of certain addition(s) or deletion(s) to such Products. After receipt of such request, Nortel shall submit a Job Change Order ("JCO") to Buyer for Buyer's approval with respect to the requested Change, except that Nortel shall be under no obligation to submit such JCO to Buyer if Nortel determines that the Price applicable to such Order would be reduced by more than ten percent (10 percent) as a result of the implementation of the Change. Each JCO shall state whether the requested Change shall increase or decrease the Price and/or time required by Nortel for any aspect of its performance under the Agreement with respect to such Order. Buyer shall accept or reject the JCO in writing within ten (10) days of receipt thereof. Failure of the Buyer to accept or reject the JCO in writing as described above shall be deemed a rejection of the JCO by Buyer. In the event an accepted JCO involves the return to Nortel of any Equipment which shall have been previously delivered to Buyer, Nortel may invoice and Buyer shall pay the transportation costs and Nortel's then-current restocking charge for the returned Equipment.

f. Any increase or decrease in the Price with respect to an Order hereunder which is occasioned by an accepted JCO shall be added to or subtracted from, as applicable, the amount of the last payment due pursuant to
Section 6 with respect to such Order.

g. If Buyer rejects a proposed JCO, then the rights and obligations of the parties with respect to the applicable Order shall not be subject to Buyer's requested Changes, provided that Buyer shall promptly pay to Nortel all of Nortel's additional costs and expenses incurred hereunder in accordance with Buyer's requested Changes and Nortel's additional costs and expenses subsequently incurred in order that Nortel may be able to perform Nortel's obligations without modification by the requested Changes, and Nortel shall be entitled to an extension of the dates for performance of its obligations with respect to the applicable Order as a result of any delays in such performance which result from the foregoing.

6.     PRICING

     With respect to Section 4, PRICES, of the Agreement, the following additional terms shall apply:

a. The prices set forth in Schedule A with respect to any Initial System shall be in effect for a period which shall commence upon the effective date of this Product Attachment and shall expire after six (6) months. Nortel may in its sole discretion, thereafter, increase any prices set forth in Schedule A upon sixty (60) days prior written notice to Buyer. The prices listed in Schedule A shall apply to any Order for an Initial System listed in Schedule A which shall be received by Nortel prior to the effective date of any change in such prices as permitted by this Section, provided that delivery date for such Initial System as set forth in the applicable Order shall be not more than one-hundred twenty (120) days after Nortel's acceptance of such Orders.

b. The prices for Equipment and the fees for the right to use the Software included in any Extension, prices for any Merchandise, and charges for any Services, other than engineering and installation Services provided with any Initial System shall be as subsequently agreed in writing by Nortel and Buyer.

c. All transportation charges associated with the shipment of the Products to Buyer for delivery are included in the prices, fees and charges set forth in the attached Schedule A.

7.     TERMS OF PAYMENT

     With respect to Section 5, TERMS OF PAYMENT, the following additional terms shall apply:

a. With respect to each Initial System furnished hereunder by Nortel to Buyer the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

     (i) * percent (* percent) of such price may be invoiced upon Nortel's acceptance of the Order for such Initial System,

     (ii) * percent (* percent) of such price may be invoiced on the date of shipment by Nortel to Buyer of the switch component of such Initial System,

     (iii) * percent (* percent) of such price may be invoiced on the Turnover Date of such Initial System, and

     (iv) * percent (* percent) of such price may be invoiced on the date of Acceptance of such Initial System.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

b. With respect to each Extension furnished hereunder by Nortel to Buyer, the applicable price determined in accordance with Section 6.b. of this Product Attachment shall be invoiced by Nortel in accordance with the following schedule:

     (i) * percent (* percent) of such price may be invoiced upon Nortel's acceptance of the Order for such Extension,

     (ii) * percent (* percent) of such price may be invoiced on the date of shipment by Nortel to Buyer of the Equipment included in such Extension,

     (iii) * percent (* percent) of such price may be invoiced on the Turnover Date with respect to such Extension, and

     (iv) * percent (* percent) of such price may be invoiced on the date of Acceptance of such Extension.

c. Except as may be otherwise agreed in writing by the parties, Nortel's prices for Merchandise and charges for any Services determined in accordance with Section 6.b. above may be respectively invoiced upon delivery of such Merchandise and upon performance of such Services by Nortel.

8.     TESTING, TURNOVER, AND ACCEPTANCE

Pursuant to Section 8.1 of the Agreement, the rights and obligations of the parties with respect to testing, turnover and acceptance of any Products furnished hereunder and installed by Nortel shall be as follows:

a. Nortel shall provide Buyer with five (5) days written notice prior to commencing final commissioning and testing of any Products installed by Nortel. Buyer shall cause an authorized representative of Buyer to be present at the applicable Installation Site to witness such final commissioning and testing, provided that in the event such representative fails to be present for any reason, Nortel shall not be required to delay performance of such final commissioning and testing. In connection with the final commissioning and testing of such Products, Nortel shall test the Products for conformity with the applicable Acceptance Criteria. When such tests have been successfully completed, Nortel shall provide Buyer with written notice ("Turnover Notice") that the applicable Products meet such Acceptance Criteria and are ready for Buyer's testing for compliance with such Acceptance Criteria. Buyer shall promptly complete and return to Nortel Buyer's acknowledgment of receipt of such Turnover Notice.

b. Following the Turnover Date, Buyer may test the applicable Products for compliance with the Acceptance Criteria using the tests and test procedures contained in Nortel's Installation Manuals with respect to such Products. Within fifteen (15) days following the Turnover Date of the applicable Products, Buyer shall notify Nortel either that Buyer has accepted such Products in writing using Nortel's standard Acceptance Notice form or that Buyer has not accepted such Products in which case Buyer shall also provide

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

Nortel with a written notice ("Notice of Deficiency") which shall provide in reasonable detail the manner in which Buyer asserts that the Products failed to meet the Acceptance Criteria. With respect to any such details with which Nortel agrees, Nortel shall promptly proceed to take appropriate corrective action and following correction, Buyer may retest the Products in accordance with this Section. Buyer shall accept the Products in writing without delay when the tests pursuant to this Section indicate that the Products comply with the Acceptance Criteria.

c. With respect to any points of disagreement between Nortel and Buyer concerning any Notice of Deficiency which are not resolved by Nortel and Buyer within ten (10) days after the effective date of the Notice of Deficiency, Buyer, at its option, may waive any rights it may have on account of any such points of disagreement, or require that the disputed points be resolved by arbitration.

d.     Buyer shall notify Nortel in writing of its election pursuant to
Section 8.c. not later than ten (10) days after the effective date of the Notice of Deficiency, if any, given to Nortel by Buyer. Upon expiration of such ten (10) day period unless Buyer has notified Nortel to the contrary, Buyer shall be deemed to have elected to waive its right with respect to any points of disagreement then existing between it and Nortel with respect to such Notice of Deficiency.

e. If Buyer makes timely election to require arbitration of such disputed points, the arbitrator shall be chosen by mutual agreement. If the parties cannot agree upon an arbitrator within three (3) days of Buyer's election to arbitrate, each party shall within three (3) days thereafter select an independent and an unaffiliated person to be an arbitrator. These two (2) persons selected shall select a third person, independent and unaffiliated with either party, as a third arbitrator. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association, provided, however that the Arbitrator(s) shall be empowered to reduce the Prices of Products only to the extent that the Arbitrator(s) find that the benefit of Buyer's bargain has been reduced. The Arbitrator(s) shall not have any authority to grant partial or total rescission unless the Arbitrator(s) determine that (i) Buyer has not substantially received the benefit of its bargain; and (ii) money damages will not provide an adequate remedy. Judgment upon the award rendered by the Arbitrator(s) may be entered in any Court of competent jurisdiction.

f. For purposes of this Product Attachment, "Acceptance" of the applicable Products shall occur upon the earliest of the following and Buyer shall upon request sign Nortel's Acceptance Notice confirming such Acceptance without any conditions, restrictions, or limitations of any nature whatsoever:

     (i) The date on which Buyer accepts such Products pursuant to Section 8.b. of this Product Attachment;

     (ii) The failure of Buyer to provide Nortel with any notice required by Section 8.b. of this Product Attachment, with respect to such Products;

     (iii) Use by Buyer of such Products or any portion thereof in revenue-producing service at any time; or

     (iv)     Waiver by Buyer of its rights pursuant to Section 8.c. or 8.d.

g. Acceptance by Buyer of such Products pursuant to Section 8.f. of this Product Attachment above shall not be withheld or postponed due to:

     (i) Deficiencies of such Products resulting from causes not attributable to Nortel, such as, but not limited to (A) inaccuracy of information provided by Buyer, (B) inadequacy or deficiencies of any materials, facilities or services provided directly or indirectly by Buyer and tested in conjunction with the applicable Products, (C) other conditions external to the Products which are beyond the limits specified by Nortel in the Specifications for the Products and which are used by Nortel in performance calculations with respect to the Acceptance Criteria, or (D) spurious outputs from adjacent material; or

     (ii) Minor deficiencies or shortages with respect to such Products which are attributable to Nortel, but of a nature that do not prevent full and efficient operation of the Products.

h. With respect to any deficiencies of the type described in Section 8.g.(i), Nortel shall at Buyer's request and expense assist Buyer in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in the Section 8.g.(ii), Nortel shall, at Nortel's expense, take prompt and effective action to correct any such deficiencies or shortages.

i. In the event Buyer's Acceptance of any Products is withheld or postponed due to any deficiencies of the type described in Section 8.g.(i), Nortel shall invoice and Buyer shall pay Nortel's charges and reasonable expenses incurred by Nortel associated with Nortel's investigation of the reasons for Buyer's withholding or postponement of such Acceptance.

9.     WARRANTIES AND REMEDIES

     With respect to Exhibit D, LIMITED WARRANTIES AND REMEDIES, the following additional terms shall apply:

a. Except as set forth in Section 9.b. below, Nortel shall in performance of its obligations under Section 2 of Exhibit D to the Agreement, (i) ship replacement Equipment or complete the repair within thirty (30) days of Nortel's receipt of the Equipment to be replaced or repaired, and
(ii) commence the correction of the applicable installation Services within thirty (30) days of receipt of notice from Buyer pursuant to Section 5 of Exhibit D to the Agreement.

b. For emergency warranty service situations involving the Equipment, Nortel shall during the applicable Warranty Period use all reasonable efforts to ship replacement Equipment within twenty-four (24) hours of notification of the applicable warranty defect by Buyer pursuant to Section 5 of Exhibit D to the Agreement, provided that Buyer shall have requested such emergency service. Nortel may invoice Buyer and Buyer shall pay Nortel's surcharge for emergency warranty services. If Nortel determines that due to the particular circumstances, onsite technical assistance is necessary, Nortel shall use all reasonable efforts to dispatch emergency service personnel to the applicable Installation Site within twenty-four (24) hours of receipt of notice from Buyer as described above.

c. All Products to be repaired or replaced, both within and outside of the applicable Warranty Period, shall be packed by Buyer in accordance with Nortel's then-current instructions.

d. No later than ninety (90) days prior to the expiration of the Warranty Period with respect to any Initial System, Nortel shall offer to Buyer post-warranty support by means of an extended service plan or other terms, provided that neither party shall have any obligation with respect thereto except as may be agreed upon in writing by the parties.

10.     NOTICES

     Pursuant to Section 18.5 of the Agreement, any notices by Buyer to Nortel which are specific to this Product Attachment shall be delivered to the following address:

                         Northern Telecom Inc.
                         2350 Lakeside Blvd.
                         Richardson, Texas 75082-4399
                         Attn: General Manager and Vice President,
                               Carrier Networks

11.     ADDITIONAL TERMS

     The following additional terms shall apply to the Agreement:

(a) With respect to Section 14, BUYER'S RESPONSIBILITIES, the following additional terms shall apply:

     (i) Buyer shall be responsible for ordering and coordinating with each applicable local telephone company the installation of all central office trunks and test trunks and Buyer shall be responsible for all utility charges associated with the installation, testing, operation and maintenance of Products furnished hereunder, including, but not limited to, all applicable charges for such central office trunks, test trunks and any tie lines.

(b) Nortel shall provide documentation with respect to the Products in accordance with Schedule D to this Product Attachment.

NORTHERN TELECOM INC.               PHONETIME, INC.

By:/s/ Vickie Johe                  By: /s/ Douglas Barley
   -----------------------             ----------------------------
    (Signature)                        (Signature)
Name:  V.P. and General Manager     Name: Douglas Barley
     --------------------------           -------------------------
     (Print)                              (Print)
Title:                              Title: CFO and Secretary
      -------------------------           --------------------------
Date:  14 July  97                  Date:  7-3-97
     --------------------------           --------------------------

                             SCHEDULE A
                       I. INITIAL SYSTEM DMS-250
                      (DMS-250 SWITCHING SYSTEM)

NORTEL SHALL ENGINEER THE DMS-250 INITIAL SYSTEM PROVIDED HEREUNDER IN ACCORDANCE WITH NORTEL'S STANDARD ENGINEERING PRACTICES AND PROCEDURES. AFTER NORTEL HAS ENGINEERED EACH DMS-250 INITIAL SYSTEM ORDERED BY BUYER HEREUNDER, NORTEL SHALL PROVIDE BUYER WITH A DETAILED LIST OF THE COMPONENTS OF SUCH DMS-250 INITIAL SYSTEM.

1.0  DMS-250 Initial System (28,800 Port Model)

     1.1  DMS-250 Initial System Includes:

          A DMS-250 Initial System (28,800 Port Model) shall consist of the following configuration of Equipment and Software:

          a) SuperNode front end, Enhanced Network (dual cabinet) and other common Equipment as follows:

                 -  One (1) SuperNode equipped with BRISC70 processor, four
                    (4) 96 megabyte memory circuit packs ("96 MB Memory Packs") per plane and SLM III.
                 - One Link Peripheral Processor equipped with eight (8) LIU7 links and two (2) Ethernet Interface Units and wired for thirty six (36) Interface Units (IUs).
                 - One Dual Frame Enhanced Network to support 28,800 equipped and wired ports.
                 - Thirty (30) DTEI frames equipped and wired with 28,800 bunking ports. All 28,800 bunking ports are engineered to provide SS7 functionality. There are no ports engineered for PRI. Twenty eight thousand eight hundred (28,800) ports are equipped with Continuity Tone Detectors for SS7 and STRs providing for reorigination.
                 - Two (2) Integrated Services Module (ISME) frames equipped with DMS-250 service and test circuits providing DMS-250 functionality, as well as two (2) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four minutes of recordable announcement time.
                 -  Two (2) Input Output Equipment (JOE) frames equipped with:
                     - One (1) Mag Tape Device
                     - Two (2) SCSI Disk Drive Units
                     - Two (2) IOC Shelves
                     - Four (4) I/O Controllers providing sixteen (16) switch
                       interface ports
                     - Four(4) EMPC circuit packs
                 - Two (2) MIS frames equipped with required invertors and terminal block assemblies.
                 - One (1) Meridian Cabinet Spare Storage (MCSS) cabinet to house switch spares.
                 - Three (3) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.

                             SCHEDULE A
                       I. INITIAL SYSTEM DMS-250
                      (DMS-250 SWITCHING SYSTEM)

1.1  DMS-250 INITIAL SYSTEM INCLUDES (CONT.)

                 -  Miscellaneous Switch Room Equipment as follows:
                    - One (1) Maintenance Administration Position & one (1) set MAP Furniture
                    -  Two (2) UDS 2440 Modems
                    -  Two (2) RTIF Terminals
                    -  One (1) MAP Printer
                    - One (1) Helmsman Workstation and CD-ROM documentation disk
                    -  One (1) Helmsman LaserJet Printer
                    -  One (1) Norstar Key System
                 - DSX and Relay Rack equipment to support a 28,800 port DMS-50 Initial System as described above.

          b) DMS-250 Standard Features as set forth in Section V of this Schedule A.

          c)     Nortel's standard compliment of DMS-250 switch spares.

          d)     Power Plant Equipment as follows:

               - Power plant sized for an ultimate capacity of 2200A and an initial load of 1000A.

               -     Six MPR200 Rectifiers are provided (n+1).

               - GNB Absolyte IIP Batteries providing a two (2) hour battery backup.

               -     Main Control and Distribution Bay.

               -     Required fuse panels to support an initial load of 1000A.

               -     Cable rack and grounding required to support power plant.

  1.2     DMS-250 Initial System (28,800 Port Model) Pricing

          The price for the above DMS-250 Initial System (28,800 Port Model), based on Buyer purchasing * in switching Product over a twenty four month period, shall be *.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than * but at least *, the price for the above DMS-250 Initial System (28,800 Port Model) shall be *.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than * but at least *, the price for the above DMS-250 Initial System (28,800 Port Model) shall be *.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than *, the price for the above DMS-250 Initial System (28,800 Port Model) shall be *.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

2.0     DMS-250 Initial System (49,920 Port Model)

     2.1     DMS-250 Initial System Includes:

          A DMS-250 Initial System (49,920 Port Model) shall consist of the following configuration of Equipment and Software:

          a) SuperNode front end, Enhanced Network (dual cabinet) and other common Equipment as follows:

               - One (1) SuperNode equipped with BRISC70 processor, four (4) 96 megabyte memory circuit packs ("96 MB Memory Packs") per plane and SLM III.
               - One Link Peripheral Processor equipped with eight (8) LIU7 links and two (2) Ethernet Interface Units and wired for thirty six (36) Interface Units (IUs).
               - One Dual Frame Enhanced Network to support 49,920 equipped and wired ports.
               - Fifty two (52) DTEI frames equipped and wired with 49,920 bunking ports. All 49,920 bunking ports are engineered to provide SS7 functionality. There are no ports engineered for PRI. Forty Nine Thousand Nine Hundred Twenty (49,920) ports are equipped with Continuity Tone Detectors for SS7 and STRs providing for reorigination.
               - Two (2) Integrated Services Module (ISME) frames equipped with DMS-250 service and test circuits providing DMS-250 functionality, as well as two (2) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four minutes of recordable announcement time.
               -  Two (2) Input Output Equipment (JOE) frames equipped with:
                  -   One (1) Mag Tape Device
                  -   Two (2) SCSI Disk Drive Units
                  -   Two (2) IOC Shelves
                  - Four (4) I/O Controllers providing sixteen (16) switch interface ports
                  -   Four (4) EMPC circuit packs
                  - Two (2) MIS frames equipped with required invertors and terminal block assemblies.
                  - One (1) Meridian Cabinet Spare Storage (MCSS) cabinet to house switch spares.
                  - Four (4) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.
                  -   Miscellaneous Switch Room Equipment as follows:
                      - One (1) Maintenance Administration Position & One set MAP Furniture
                      -    Two (2) UDS 2440 Modems
                      -    Two (2) RTIF Terminals
                      -    One (1) MAP Printer
                      - One (1) Helmsman Workstation and CD-ROM documenta-tion disk
                      -    One (1) Helmsman LaserJet Printer
                      -    One (1) Norstar Key System

                      - DSX and Relay Rack equipment to support a 49,920 port DMS-250 Initial System as described above.

          b) DMS-250 Standard features as set forth in Section V of this Schedule A.

          c)     Nortel's standard compliment of DMS-250 switch spares.

          d)     Power Plant Equipment as follows.

                 - Power plant sized for an ultimate capacity of 2200A and an initial load of 1000A.
                 -   Six MPR200 Rectifiers are provided (n+1).
                 - GNB Absolyte IIP Batteries providing a two (2) hour battery backup.
                 -   Main Control and Distribution Bay.
                 - Required fuse panels to support an initial load of 1000A.
                 -   Cable rack and grounding required to support power plant.

     2.2     DMS-250 Initial System (49,920 Port Model) Pricing

          The price for the above DMS-250 Initial System (49,920 Port Model), based on Buyer purchasing * in switching Product over a twenty four month period, shall be *.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than * but at least *, the price for the above DMS-250 Initial System (49,920 Port Model) shall be *.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than * but at least *, the price for the above DMS-250 Initial System (49,920 Port Model) shall be *.

          In the event Buyer purchases DMS-250 Product, as described in this Schedule A, for a price less than *, the price for the above DMS-250 Initial System (49,920 Port Model) shall be *.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                              SCHEDULE A
                 II. LINK PERIPHERAL PROCESSOR EXTENSION
                         (DMS-250 SWITCHING SYSTEM)

1.0     Link Peripheral Processor (LPP)

     Link Peripheral Processor Extensions to a DMS-250 Initial System shall include the following and shall be priced as set forth below:

     1.1     Link Peripheral Processor Extensions

          The price for a Link Peripheral Processor (LPP) hardware extension to an existing DMS-250 Initial System (either equipped with LPP hardware or not equipped with LPP hardware) is * for the first thirty-six (36) wired and four (4) equipped links ordered.

          The LPP Extension price for the above defined configuration includes the following:

          a) Link Peripheral Processor hardware including LIU7s and/or EIU circuit packs;
          b)     Any required MS expansions;
          c) V.35 or DS-0A interface equipment to support wired configurations; and
          d) Sparing of unique circuit packs, if any, per standard Nortel engineering sparing guidelines.

     1.2     Link Interface Unit (LIU) "Add-On" Price

          In the event Buyer desires to order additional Link Interface Units ("Add-on LIUs") to the DMS-250 Initial System, at the time of the placement of Buyer's Initial Order, such Add-on LIUs shall be purchased by Buyer in minimum increments of one (1) LIU per DMS-250 initial System at a price of * per LIU. The "Add-on" LIU price includes engineering, installation and Equipment defined in Section 1.1 above.

     1.3     Link Interface Unit (LIU) Extension Price

          In the event Buyer desires to order additional Link Interface Units ("Extension LIUs") to the DMS-250 Initial System, after the initial Order, such extension LIUs shall be purchased by Buyer in minimum increments of one
(1) LIU per DMS-250 Initial System at a price of * per LIU. The Extension LIU price includes engineering and Equipment defined in Section 1.1 above.

     1.4     Ethernet Interface Unit (EIU) "Add-On" Price

          In the event Buyer desires to order additional Ethernet Interface Units ("Add-on EIU") to the DMS-250 Initial System, at the time of the placement of Buyer's Initial Order, such Add-on EIUs shall be purchased by

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

Buyer in minimum increments of one (1) EIU per DMS250 Initial System at a price of * per EIU. The "Add-on" EIU price includes engineering, installation and Equipment defined in Section 1.1 above.

     1.5     Ethernet Interface Unit (EIU) Extension Price

          In the event Buyer desires to order additional Ethernet Interface Units ("Extension EIUs") to the DMS-250 Initial System, after the initial Order, such extension EIUs shall be purchased by Buyer in minimum increments of one (1) EIU per DMS-250 Initial System at a price of * per EIU. The Extension EIU price includes engineering and Equipment defined in Section 1.1 above.


*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                            SCHEDULE A
                   III. EXTENSION AND "ADD-ON" PORTS
                   (DMS-250 SWITCHING SYSTEM)

1.0     DTEI PORT EXTENSIONS

     1.1     Equipping of Wired Only Ports

             As used in this Product Attachment, equipping of wired only ports in minimum increments of nine hundred sixty ports (960) and applies only to the unequipped ports that are part of the wired configuration of the DMS-250 Initial System ordered by Buyer, as defined in Part I, Sections 1.1 and 2.1 of this Schedule A and each nine hundred sixty (960) port increment includes the following:

          a) Twenty (20) DS1 NT6X50AB circuit packs which Nortel determines to be required in accordance with Nortel's engineering rules for the DTEI Port Extension, based on Buyer's Order;

     1.2     Equipping Wired Only Port Extension Pricing

          The price to equip each of the nine hundred sixty (960) wired only port increments, shall be * or * per port. This pricing applies only to unequipped wired only ports that are part of a DMS-250 Initial System as described in Part I, Section 1.1 and 2.1 of this Schedule A, and must not contain less than 28,800 equipped and wired DTEI ports.

2.0     Fully Wired and Fully Equipped DTEI Port Extensions

     2.1     DTEI Port Extension Fully Wired and Fully Equipped

          All prices for DTEI Port Extensions include the following, and are sold in minimum increments of nine hundred, sixty (960) ports, configured for SS7/PTS or ISDN signaling at Buyer's request:

          a)     DTEI hardware and XPM+;

          b) Either UTR, STR, CTD for DTCs configured for SS7 or PTS capability, or UTR and ISDN pre-processor circuit packs configured for ISDN PRI capability;

          c)     Any required ENET extension;

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          d)     Any required service/test circuits;

          e)     Any required Power Distribution Center (PDC) Equipment;

          f) Optional DTEI Equipment as outlined in Section 2.2 below at defined pricing levels; and

          g) Spare circuit packs, if required, based on Nortel's standard engineering sparing guidelines.

     2.2     DTEI Optional Equipment

          2.2.1     Dialable Wideband

          Nortel shall provide two (2) NTAX78AA circuit packs per DTC instead of the standard time switch circuit packs on new DTEI Port Extensions for an incremental price of * per DTC or * per DTEI frame.

          2.2.2     Echo Cancellation

          The incremental price to upgrade to the NT6X50EC circuit pack on new NT6X50AB circuit packs shall be * per port sold in forty eight (48) port increments or * each in addition to the price for the NT6X50AB circuit pack as defined in Section 2.3 below.

     2.3     DTEI Port Extension Prices

             Trunk Type                             Extension Price
             ----------                             --------------

             SS7 Trunking Port                       */port

             PRI Local/Long Distance Trunking Port   */port

     2.4     Add-On Port Prices

          In the event Buyer desires to order additional ports ("Add-on Ports") to the DMS-250 Initial System, at the time of the placement of Buyer's Initial Order, such Add-on Ports shall be purchased by Buyer in minimum increments of nine hundred sixty (960) "Add-on Ports" per DMS-250 Initial

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

System. The below listed "Add-on" port price includes engineering, installation and Equipment defined in Section 2.1 above. In the event Buyer purchases "Add-on Ports" in increments of less than 960 Add-on Ports per DMS-250 Initial System, pricing for such Add-on Ports shall be at Nortel's then current prices:

          Trunk Type                              "Add-On" Price
          -----------                              -------------

          SS7 Trunking Port                          */port

          PRI Local/Long Distance Trunking Port      */port


     2.5     Extension of Add-On Port Prices

          In the event Buyer desires to order additional ports ("Add-on Ports") to an DMS-250 Initial System, in minimum increments of ten thousand five hundred sixty (10,560) "Add-on Ports" per DMS-250 Initial System, during the first twelve months after execution of this Product Attachment, Nortel shall extend to Buyer the "Add-On" Port Pricing set forth in 2.4 above. The "Add-on" port price includes engineering and installation and the equipment defined in 2.1 above. In the event Buyer purchases "Add-on Ports" in increments of less than 10,560 Add-on Ports per DMS-250 Initial System, or such ports are purchased after the twelve month period has elapsed, pricing for such ports shall be as set forth in Section 2.3 "DTEI Port Extension Prices" above.

     2.6     Wired Only Add-On Port Prices

          As used in this Product Attachment, wired only ports in minimum increments of four hundred eighty (480) equipped ports and four hundred eighty wired only ports (480), and shall be defined as the addition of the equipment listed below to an Initial System of no less than twenty eight thousand eight hundred (28,800) equipped and wired ports as set forth in Part I, Sections 1.1 and 2.1 of this Schedule A. Wired Only Add On Ports shall be purchased by Buyer in not less than a total of nine hundred sixty (960) equipped/wired port increments, and a minimum of fifty percent (50 percent) of the total wired capacity ordered by Buyer must be equipped with NT6X50AB (DS1 Circuit Packs). Such Wired Only "Add-On" Port Extension includes the following:


*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          a)     DTEI hardware and XPM+;

          b) The number of DS1 NT6X50AB circuit packs which Nortel determines to be required such that fifty percent (50 percent) of the total wired capacity is equipped;

          c) Either UTR, STR, CTD for DTCs configured for SS7 or PTS capability, or UTR and ISDN pre-processor circuit packs configured for ISDN PRI capability;

          d)     Any required ENET extension;

          e)     Any required service/test circuits;

          f )     Any required Power Distribution Center (PDC) Equipment;

          g) Optional DTEI Equipment as outlined in Section 2.2 below at defined pricing levels; and

          h) Spare circuit packs, if required, based on Nortel's standard engineering sparing guidelines.

          The price for a "Wired Only Add-On" port, shall be * per port, and shall conform to the minimum increment requirements set forth in Section 2.6 above.


*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                              SCHEDULE A
                       IV.  EXISTING DMS-250 UPGRADES
                          (DMS-250 SWITCHING SYSTEM)

1.0     DMS-250 System Upgrades

        1.1     DMS-250 System Upgrades

                As used in this Product Attachment, System Upgrades shall consist of the equipment described below, and shall be provided by Nortel at no additional charge to Buyer for their existing DMS-250 System located in Piscataway, New Jersey, based on Buyer's Commitment to purchase and take delivery of * of DMS-250 Product as set forth in this Schedule A. In the event Buyer does not purchase and take delivery of * of DMS-250 Product during the term of this Product and Pricing Attachment, Nortel shall invoice Buyer for the system upgrade Equipment listed below at a mutually agreed to price.

          a) DTEI DS-512 Link Control Circuit Packs for twelve (12) DTCs (NT6X40FA and NT6X40GA);

          b) Twenty-two (22) DTEI XPM+ Upgrade Circuit Packs as required for the existing DMS250 switching system to be engineered per Nortel standard engineering guidelines;

          c) Enhanced Network Single Frame cabinet equipped to support the existing five thousand seven hundred sixty (5760) port DMS250 switching system;

          d) Any required MS equipment required per Nortel standard engineering guidelines required to support the DMS-250 system upgrades set forth in this Section 1.1;

          e)     Eight (8) 96mb Memory circuit packs and one spare;

          f)     Two (2) BRISC60 CPU circuit packs and one spare;

          g)     Two (2) Ethernet Interface units;

          h) Seven (7) NTEX22BB IPF Integrated Processor & FBUS circuit packs;

          i)     Two (2) NT1X55FA SCSI Disk Drive Controller circuit packs;

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

          j) UCS05 Base and Optional Software as set forth in Section V of this Schedule A; and

          k) Spare circuit packs, if required, based on Nortel's standard engineering sparing guidelines.

                             SCHEDULE A
                       V. DMS-250 STANDARD SOFTWARE
                         (DMS-250 SWITCHING SYSTEM)

1.0     DMS-250 STANDARD FEATURES

        1.1     DMS-250 BASE AND OPTIONAL SOFTWARE INCLUDED IN THE INITIAL
                SYSTEM

        The following represents the DMS-250 UCS05 base and optional Software packages that are included in the price of the DMS-250 Initial Systems ("DMS-250 Standard Features") as described in Part I, Sections 1.1 and 2.1 of this Schedule A. The following is a list of Software only included in the Schedule A-DMS-250 Initial System. This list does not include any/all required Equipment to provide feature functionality.

          1.1.1 Nortel may deliver Software ordered hereunder in a single Software load which may include Software which Buyer has not yet licensed ("Non-licensed Software"). Except as set forth in Section 1.1.2 below, Buyer shall not be entitled to use such Non-licensed Software, until such time as the applicable right to use fees are paid by Buyer pursuant to Section 1.1.5.

          1.1.2 For the purpose of gathering market trial information and prior to payment of any applicable right-to-use fees, certain Non-licensed Software may be placed in service by Buyer on a limited, non-revenue-generating, trial basis only ("Feature Trial"). Buyer may request the right to evaluate such Non-licensed Software for a maximum period of six (6) months commencing as of the date of Nortel's written consent to such Feature Trial. Nortel shall respond to Buyer's request as described above in writing. Within ten (10) business days following expiration of the agreed to Feature Trial period, Buyer shall notify Nortel in writing of its plans for activation or deactivation of such Non-licensed Software, and the corresponding number of units activated, if applicable.

          1.1.3 Upon Buyer's placement of any Non-licensed Software in-service, Buyer shall pay the applicable right-to-use fees for such Non-licensed
 Software pursuant to this Agreement, except as described in Section
1.1.2. Buyer shall also have the option to pay the applicable right-to-use fees for any Non-licensed Software upon installation of a Software load containing such Non-licensed Software. For any Non-licensed Software that is installed and added pursuant to a product computing module load ("PCL") and or non-computing module load ("NCL"), if any, the right-to-use fees shall be the list price for such feature in effect as of the date of activation.

          1.1.4 To ensure Buyer's proper activation and/or usage of the appropriate Software, Buyer shall properly notify Nortel at the address specified in the Agreement to the attention of Account Executive, prior to the activation and/or usage by Buyer of any Software. Buyer shall identify all Software being activated and/or used (including the number of units activated, if applicable) in each Initial System .

          1.1.5 Nortel shall promptly review notification from Buyer provided pursuant to Section 1.4 above and identify any applicable prerequisite Equipment or Software required by Buyer prior to activation and/or usage of the applicable Software. Nortel shall respond to Buyer's written notice by means of a price quotation. Such price quotation shall include Nortel's consent to activate and/or use such Software or notification that such Software requires engineering to determine whether the current switch configuration will require additional Equipment prior to activation and/or usage. Upon Buyer's written acceptance of Nortel's price quotation, Nortel shall grant its consent to Buyer to activate and/or use such Software prior to payment of the applicable right-to-use fees. However, under no circumstances shall such Software be activated and/or used by Buyer prior to Buyer's acceptance of Nortel's price quotation. Nortel shall invoice Buyer for all applicable right to use fees and associated feature activation engineering charges. One hundred percent (100 percent) of such invoiced right to use fees and engineering charges shall be due and payable within thirty
(30) days of the date of Nortel's invoice therefor.

          1.1.6 Nortel reserves the right, every six (6) months to submit a written report for each site containing a Software load. The written report shall identify all Software activated and/or used (including the number of incremental units activated, if applicable) by Buyer during the applicable reporting period. Buyer shall audit the report against Purchase Order(s) which have been submitted by Buyer and accepted by Nortel during the applicable period to determine the existence of any discrepancies. Buyer shall submit such audited written report to Nortel at the address specified in Section 9 of this Product Attachment to the attention of Director, Sales Engineering, within thirty (30) days from receipt of such request.

          1.1.7 Nortel also reserves the right to access by remote polling or to conduct an on-site inspection of any site in which a Software load is installed and/or to perform an onsite review of Buyer's books and records related to such site to verify activation and/or usage of Software.

          1.1.8 Nortel shall issue invoices, for any applicable prices, charges or fees, in addition to those amounts previously invoiced, as a result of Buyer's activation and/or usage of any Software that does not appear on Nortel's written report or that appear as a result of Nortel's remote polling of an Initial Systems.

          1.1.9 Upon payment of the applicable right to use fees for Software activated and/or used by Buyer, Buyer shall receive a non-exclusive paid-up license to use such Software in accordance with the provisions of this Agreement. Nortel may immediately terminate the applicable license granted hereunder for Buyer's failure to pay the applicable right to use fees for such Software which has been activated and/or used.

          1.1.10 The obligations of Buyer under this Section 1 shall without limitation survive the termination of this Agreement and shall continue if the Software is removed from service. Buyer agrees to indemnify Nortel or Third Party Software Vendors as appropriate for any loss or damage resulting from a breach of this Section 1.

Feature/
Master Pkg   S/W Package      Description
-----------  -------------   ------------------------
UCS00005                      UCS Tandem Services Base PCL
                              Enhanced Security-without Password Encryption
                              DMS-250 Universal Master Package (WCS)
                              Bilge
                              Common Basic
                              Synchronization
                              Automatic Trunk Testing
                              Maintenance Assistance Package
                              Trunk Test Position (TTP)
                              TTP Digit Verification
                              TTP Transmission Measurement
                              Enhanced Administration
                              Network Management
                              Network Management - Enhanced
                              International Direct Distance Dialing (IDDD)
                              Disk Data Storage Storage System
                              Traffic Separation Peg Count
                              Traffic Separation Usage
                              Traffic Separation Report
                              Operational Measurements Enhancements I
                              OM Call Attempts Summary
                              Automatic Transmission Measuring System
                              DMS-250 Operational Measurements on Tape

Feature/
Master Pkg   S/W Package      Description
-----------  -------------   ------------------------
 UCS00005                     UCS Tandem Services Base PCL
                              DMS-250 104 Testlines
                              DMS-250 Base Package (Type II)
                              DMS-250 Call Detail Recording (Type II) Billing
                              DMS-250 Call Processing (Type II)
                              DMS-250 Time Of Day Routing
                              DMS-250 DCM Channel Unit Cross Reference
                              DMS-250 Speed Numbers (Public/Private)
                              DMS-250 Incoming Exclusion
                              DMS-250 Authcodes (Type II)
                              DMS-250 Restricted Usage By Date and Time
                              DMS-250 Alternate Trunk Group Treatments
                              DMS-250 Translation Verification
                              Enhanced Sequential Trunk Hunting
                              UCS Tandem Services Base PCL
                              Universal Tone Receivers
                              New Peripheral Maintenance Package
                              Enhanced Real Time Indicator
                              DMS-250 Universal Master Package (WCS)
                              DMS-250 Generic Offnet Access Trunks (FG-B)
                              DMS-250 Equal Access Base Package (FG-D)
                              DMS-250 Equal Access (Type II) - ANI Scrn
                              DMS Base Data Communication Software
                              DMS-250 Automatic Trunk Routining
                              Operational Measurement Selective Output
                              Switch Performance Monitoring System (SPMS)
                              Toll Features I
                              New Peripherals Performance Measurements
                              Transmission Measurements
                              Patch Administration & Downloading via X.25
                              DMS-250 UCS Outgoing FG-D Enhancements
                              DMS-250 Integrated Echo Canceller
                              Maintenance Managers Report
                              DMS-250 UCS Dialing Plan Enhancements
                              DMS-250 Roaming PINs
                              DMS-250 XPM+ for DTC7/DTC1
                              XPM Plus Basic
                              Firmware Downloading
                              DMS-250 Safe Store TAP (X.25 Applications)
Feature/
Master Pkg   S/W Package      Description
-----------  -------------   ------------------------
 UCS00005                     UCS Tandem Services Base PCL
                              UCS Tandem Services Base
                              Service Analysis
                              DS-1 64 KBPS Clear
                              DS-1 ESF
                              CCS7 Trunk Signaling
                              DMS-250 ATB by NPA Using Operational Meas.
                              DMS-250 ATB by NPA Using Logs
                              DMS-250 Off Hook Queuing
                              DMS-250 Nailed Up Connections
                              DMS-250 Adaptive Routing
                              DMS-250 Intra Lata Intra State Screening
                              DMS-250 CCS7 IMTS
                              DMS-250 Multiple Authcode Sets
                              Random Conditional Routing
                              CCS7 Transaction Service Support
                              LPP V.35 Subrate Links
                              LPP Enhanced Maintenance and Bert
                              LIU7 Gateway Message Screening
                              Bit Error Ratio Indicator for Toll Switches
                              Inter Office Trunk Bit Error Rate
                              Switch Pat Diagnostics MS Base Link Maintenance
                              UCS Tandem Services Base Cont.
                              Enhanced Network Basic (ENET)
                              CCS7 Preventative Cyclical Retransmission
                              MPC X.25 Interface
                              High Speed MPC
                              Ethernet Interface Unit
                              TCP/IP Protocols
                              LMS on LPP
                              SuperNode Enhanced Messaging
                              DMS-250 CNS CCITT 1984 X.25 Datacom
                              DMS Base Data Access Interface Session
                              DMS-250 Safe Store Tap
                              DMS-250 SS7 FG-D
                              DMS-250 Enhanced COS Screening
                              DMS-250 Trunk Group and CLLI name analysis
                              DMS-250 Paystation Pretranslator
FEATURE/
MASTER PKG   S/W PACKAGE      DESCRIPTION
-----------  -------------   ------------------------
UCS00005                      UCS TANDEM SERVICES BASE PCL
                              DMS-250 SS7 IMT Terminations to DTU
                              DMS-250 Direct Termination Service
                              DMS-250 UCS SS7 UCP (Base ISUP)
                              LIU7 Gateway Verification Tools
                              CCS7 Test Tools
                              SLM File System
                              Mandatory Parallel AMA
                              DMS-250 UCS Account Code Screening Enh.
                              DMS-250 UCS to USP ISUP Interworking
                              DMS-250 UCS SS7 Intra/Inter Networking
                              DMS-250 UCS X.25 Transport
                              DMS-250 UCS PRA
                              DMS-250 UCS to MCI ISUP Interworking
                              DMS-250 UCS to FGD ISUP Interworking
                              DMS-250 UCS International Partitioning
                              DMS-250 Lower Layer Compatibility
                              Enhanced Dram
                              FBUS LIU Base
                              LIU7 for LPP Based CCS7 Applications
                              XPM Broadcast Patching
                              LIS Common
                              Network Module Software
                              Enet Switch Path Diagnostics
                              Dirp Parallel Storage Size Increase
                              MS SR512 Lis Controller
                              CM Base for OPC
                              CCS7 MTP/SCCP for LPP
                              File Transfer Protocol
                              Extended XPM Diagnostics
                              UCS Tandem Services Base Cont.
                              DMS-250 UCS X.25 Data Transport
                              Enhancements
                              UCS Enhanced Dialing Plan Phase II
                              Enhanced PANI on UCS
                              Disallow Reorigination on KANT FG-D Trunks
                              SuperNode Series 70 Processor
                              ENET 16K Channels
                              Long Call Duration/No Answer Disconnect

DMS-250 BASE
          BAS00003               Base Generic
          BAS00001               Base COOK
          BAS00002               Base ANI
          BAS00004               Base OA&M
          BAS00007               Base Logs
          BASE0001               Base 0001
          BASE0009               Base SN Series 70 Processor
          TEL00001               Telecom Layer

                             SCHEDULE A
                    VI.  DMS-250 OPTIONAL SOFTWARE
                      (DMS-250 SWITCHING SYSTEM)

1.0     DMS-250 OPTIONAL SOFTWARE

     The following represents the DMS-250 UCS05 optional Software packages that are not included in the price of the DMS-250 Initial System as defined in
Part I, Sections 1.1 and 2.1. of this Schedule A ("DMS-250 Optional Features"). The following Software represents those master/feature packages that may be ordered by Buyer at an additional price for a DMS-250 Initial System or with a DMS-250 Software Upgrade.


                     DMS-250 UCS05 Optional Software
                               (DMS-250)


Feature/
Master Pkg   S/W Package      Description                    List Price
----------   -----------      -----------                    ----------
NOOR00001                     NOO ROUTING                        *
                              N00 Routing
                              Info Digit 24 Functionality
NOOR00002                     0NOO/NXX TCAP Services             *
                              TCAP Based NOO Routing
                              TCAP Based NXX Dialing Plan
                              Auto Code Gapping
                              NOO TCAP Route Advance
NSER0001                      Network Services
                              ANI Deliver on DALTIE
                              STS/Netinfo Mapping                *
NPRI0001                      Network Interfaces PRI
                              PRI D-Channel Backup
                              Access Transport                   *
UDWS0001                      UCS DWS
                              DWS FG-D ISUP
                              DWS IMP ISUP
                              DWS PRI                            *
*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

Feature/
Master Pkg   S/W Package      Description                    List Price
----------   -----------      -----------                    ----------
CRDS0001                      Card Services                       *
                              Calling Card
                              Enhanced Calling Card
                              TCN Log Enhancements
                              MCCS Dedicated
CRDS0002                      TCAP Based Card Services            *
                              CI Command TESTSS
                              TCAP Based TCN
CRDS0003                      MCCS MVP Card Services              *
                              MCCS Mechanized Voice Prompts
UTRS0001                      Routing                             *
                              Carrier ID Code Routing
NSER0002                      TCAP Based Authcode and
                               Account Code Validation            *
                              TCAP Based Account Code and
                               Private Speed Validation
                              TCAP Based Authorization Code
                                Validation
NSER0003                      Inter/Intra IMT Support             *
                              Inter/Intra IMT Support
CAIN0200                      Carrier AIN Extension Parameters    *
                               Carrier AIN Extension Parms.
CAIN0300                      Carrier AIN SCP Simulator           *
                              Carrier AIN SCP Simulator
CAIN0400                      Carrier AIN Test Query              *
                              Carrier AIN Test Query
CAIN0500                      Carrier AIN Customized              *
                              Dialing Plan Trigger
                              Carrier AIN Customized
                              Dialing Plan Trigger
CAIN0501                      Carrier AIN Specific Digit Trigger  *
                              Carrier AIN Specific Digit Trigger

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                            SCHEDULE B

                       SERVICES AND CHARGES

ENGINEERING

1. Nortel shall engineer each System furnished hereunder in accordance with Nortel's engineering practices applicable to such Initial System at the time such engineering is performed.

2. Nortel's charges for engineering each Initial System are included in the prices and fees for the Initial System set forth in Schedule A.

3. The provision of any other engineering by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

INSTALLATION

1. Nortel shall install each Initial System furnished hereunder at the applicable Installation Site in accordance with Nortel's installation practices applicable to such Initial System at the time such installation is performed.

2. Nortel's charges for performance of such installation are included in the prices and fees for the Initial System set forth in Schedule A.

3. The provision of any other installation by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

TRAINING

1. With each Initial System furnished hereunder, Nortel shall provide to Buyer at no additional charge one hundred (100) days of training at Nortel's Training Center currently located in Raleigh, North Carolina. Such training shall be in any of the courses scheduled to be provided at that Training Center as set forth in NTI's applicable Technical Training Course catalog with respect to the Products described in Schedule A to this Product Attachment.

2. Buyer shall be responsible for the payment of all travel and living expenses of its employees whom Buyer sends to receive such training.

3. Additional Training in such courses shall be provided by Nortel to Buyer subject to availability and scheduling of such courses. NTI may change the schedule of such courses at any time. Such additional training shall be provided at NTI's then-current charges.

4. All training provided by NTI shall consist of such materials and cover such subject as NTI in its sole discretion determines to be appropriate. Nortel makes no representation concerning the ability of anyone to satisfactorily complete any training.

5. Nortel may add to, or delete from, the subject matter and or medium of any of the training courses which NTI provides. In addition, NTI may reschedule such courses as NTI determines to be appropriate.

6. The availability of any training to Buyer as set forth above shall be subject to any prerequisites identified by NTI in its training catalog or other documentation with respect to such training.

CUTOVER SUPPORT

1. Nortel shall provide to Buyer, at the applicable Installation Sites, a Cutover Specialist whom shall provide a total of two hundred forty (240) hours of cutover support and hands-on DMS-250 switch support in accordance with Nortel's cutover practices applicable to such Initial Systems at the time such cutover support is performed.

2. The cutover support shall include, but not be limited to, hands-on operation of the DMS-250 Initial System and an explanation by the Cutover Specialist to Buyer's operations staff of the DMS-250 Initial System setup.

3. Buyer shall receive the cutover support free of charge if Buyer completes the Commitment. In the event that Buyer does not successfully complete the Commitment, Nortel shall invoice and Buyer shall pay the purchase price of * in full, thirty (30) days from the date of invoice.

4. The provision of any other cutover support by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

ADDITIONAL SERVICES

1. All other services to be furnished hereunder shall be subject to written agreement of the parties which shall set forth the terms and conditions applicable to the provision of such services and a description of such services and the charges for such services.

                                   SCHEDULE C

                                   DELIVERY


                            INTENTIONALLY LEFT BLANK

                                SCHEDULE D


                               DOCUMENTATION

Certain documentation with respect to the Products may be made available to Buyer on CD-ROM pursuant to the terms and conditions set forth below.

In addition, Nortel may furnish to Buyer such other documentation with respect to the Products as Nortel deems appropriate.

HELMSMAN TERMS AND CONDITIONS

1.     DEFINITIONS

"CD-ROM" shall mean a compact disk with read-only memory.

"CD-ROM Software" shall mean the computer programs which provide basic logic, operating instructions or user-related application instructions with respect to the retrieval of CD-ROM Documentation, along with the documentation used to describe, maintain and use such computer programs.

"CD-ROM Documentation" shall mean the documentation that Nortel makes available to its customers on CD-ROM with respect to DMS-250, DMS-300, and/or DMS-STP Systems.

2.     SCOPE

With the delivery of each Initial System ordered by Buyer, Nortel shall deliver a CD-ROM on which the appropriate CD-ROM Documentation is contained and a user manual which shall set forth the procedures by which Buyer may use the CD-ROM Software to access to the CD-ROM Documentation.

Buyer shall be solely responsible for obtaining, at its cost and expense, any computer or other equipment and software required to use the CD-ROM, CD-ROM Software and/or CD-ROM Documentation.

Buyer may order additional CD-ROMs from Nortel at Nortel's then current fees therefor, and any such additional CD-ROMs shall be subject to these terms and conditions.

3.     LICENSE

Upon delivery of the CD-ROM, Nortel shall grant to Buyer a non-exclusive, non-transferable and non-assignable license, subject to these terms and conditions:

(a)     to use CD-ROM Software solely to access to the CD-ROM Documentation;
and

(b) to use the CD-ROM Documentation solely to operate and maintain the Initial System with which it was delivered.

Buyer acknowledges that, as between Nortel and Buyer, Nortel retains title to and all other rights and interest in the CD-ROM Software and CD-ROM Documentation. Buyer shall not modify, translate or copy the CD-ROM Software or CD-ROM Documentation without Nortel's prior written consent. Buyer shall hold secret and not disclose to any person, except Buyer's employees with a need to know, any of the CD-ROM Software or CD-ROM Documentation.

Buyer shall not sell, license, reproduce or otherwise convey or directly or indirectly allow access to the CD-ROM Software or CD-ROM Documentation to any other person, firm, corporation or other entity.

Except to the extent expressly set forth in this Schedule D, Nortel shall have no obligations of any nature whatsoever with respect to the CD-ROM Software or the CD-ROM Documentation.

4.     DISCLAIMER OF WARRANTY AND LIABILITY

NORTEL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE CD-ROM, CD-ROM SOFTWARE, CD-ROM DOCUMENTATION OR ANY
INFORMATION CONTAINED ON ANY OF THE FOREGOING OR ANY RESULTS OR CONCLUSIONS REACHED BY BUYER AS A RESULT OF ACCESS TO OR USE THEREOF, OR WITH RESPECT TO
ANY OTHER MATTER OR SERVICE PROVIDED BY NORTEL, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. NORTEL SHALL NOT BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES
OF ANY NATURE WHATSOEVER INCLUDING ANY SUCH DAMAGES WHICH MAY ARISE OUT OF THE USE OF OR INABILITY TO USE OR ACCESS THE CD-ROM, THE CD-ROM SOFTWARE, THE CD-ROM
 DOCUMENTATION, AND FURTHER INCLUDING LOSS OF USE, REVENUE, PROFITS OR ANTICIPATED SAVINGS REGARDLESS OF HOW SUCH DAMAGES MAY HAVE BEEN CAUSED.

5.     GENERAL

Nothing contained in this Schedule D shall limit, in any manner, Nortel's right to change the CD-ROM Software or CD-ROM Documentation or the design or characteristics of Nortel's Products at any time without notice and without liability.

                                 SCHEDULE E

                                   FORECAST

Buyer has made a Commitment to Order for delivery and installation, during the Product Attachment Term, certain DMS-250 Initial Systems as described in Schedule A, Part I, Sections 1.0 and 2.0. The forecasted cities for Installation and the respective delivery dates of such DMS-250 Initial Systems are as follows:

Site                         Approximate Date          Initial System, port

Flushing, NY                    2Q97                         28,800

Jersey City, NJ                 3Q97                         49,920

Miami                           4Q97                         28,800

TBD                             1Q98                         28,800

                                SERVICES AGREEMENT

Services Agreement ("Agreement")
by and between:

Northern Telecom Inc. ("Nortel")
2221 Lakeside Boulevard
Richardson, Texas  75092

and

Phonetime, Inc. ("Buyer")
30-60 Whitestone Expressway
Flushing, New York  11354

1. Services. Subject to the terms and conditions of this Agreement, Nortel shall perform the services described in Exhibit A ("Services") at the "Service Site" identified in Exhibit A.

2. Fees and Expenses. Buyer shall pay to Nortel the fees and expenses set forth in the attached Exhibit A for the Services. Nortel shall invoice Buyer for payment in accordance with the payment terms set forth in Exhibit A.

     In addition to the fees for Services, Buyer shall reimburse Nortel for reasonable travel and lodging expenses incurred in accordance with the payment terms set forth in the attached Exhibit A.

     Buyer also shall pay to Nortel the amount of any applicable sales, use or service taxes which Nortel may be required to pay because of its performance of this Agreement, except for any franchise tax or any tax imposed on Nortel's net income. Nortel shall identify any such tax as a separate line item on each invoice it submits to Buyer for the payment of fees.

3. Term. The term of this Agreement shall commence upon the latter date of execution set forth hereinbelow and terminate upon July 14, 1999 ("Term"). The Services referenced in the attached Exhibit A shall commence and terminate upon the dates set forth in the attached Exhibit A.

4. Warranties on Services. Nortel warrants that the Services shall be performed in a good and workmanlike manner and to standards not less than those generally accepted in the industry. Nortel shall promptly correct any failure of the Services to conform to the above warranties provided it is notified of such non-conformance within thirty (30) days following the completion date of that the portion of the Services which are non-conforming.

5. REMEDIES AND DISCLAIMERS OF WARRANTIES. NORTEL MAKES NO WARRANTIES, OTHER THAN THE WARRANTIES EXPRESSED IN SECTION 4, WITH RESPECT TO THE SERVICES OR ANY OTHER MATTER COVERED BY THIS AGREEMENT, AND NO OTHER WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY TO THE SERVICES OR ANY OTHER MATTER COVERED BY THIS AGREEMENT. IN NO EVENT SHALL NORTEL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY BREACH OF WARRANTY OR ANY OTHER MATTER ARISING OUT OF THIS AGREEMENT.

6. Force Majeure. If any circumstance beyond Nortel's reasonable control interferes with Nortel's performance of the Services, including, without limitation, fire, explosion, power failure, acts of God, war, revolution, civil commotion or acts of public enemies, any law, order, regulation, ordinance or requirement of any government or legal body or representative of any government or legal body, labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts, then Nortel shall be excused from its obligation to perform the Service on a day-for-day basis to the extent of such interference.

7. Independent Contractor. Nortel shall perform the Services as an independent contractor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties. Neither party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other party.

     Neither party, nor any of its respective employees or agents, shall, in any sense, be considered employees or agents of the other, nor shall either party, or its respective employees or agents, be eligible or entitled to any benefits, perquisites or privileges given to or extended by the other to its employees.

8. Indemnities. Each party shall indemnify and hold the other harmless from any and all claims, suits, damages, liabilities and costs (including, without limitation, reasonable attorneys' fees) which arise from the bodily injury or death to persons or loss of or injury to tangible property resulting from a negligent act or omission of the indemnifying party in connection with the Services. A party seeking indemnity hereunder shall promptly notify the other of any such claim or suit and shall cooperate with the other in the defense thereof.

9. Subcontracts. Nortel may assign or subcontract any portion of its obligations or the performance of the Services under this Agreement.

10. Publicity. Neither party shall promote or advertise in any manner the fact that it has entered into this Agreement with the other, unless the other grants written permission to do so.

11. Compliance with Rules. Nortel, when in or upon Buyer's premises, shall obey all reasonable rules and regulations established by Buyer regarding the conduct of contractors working on its premises, provided Buyer advises Nortel in advance of such rules and regulations, and such rules and regulations do not increase Nortel's costs or schedule for performing the Services.

12. Hazardous Materials. Buyer shall identify and notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of the Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

     Nortel may discontinue the performance of any Services which may be affected by Hazardous Materials until such Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense. Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach of such obligations. Buyer's obligations shall survive the expiration or any termination of this Agreement.

     "Hazardous Materials" shall mean any pollutants or dangerous, toxic or hazardous substances (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976 (42 USC Section 6910, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation.

13. Default. If either party shall be in default of this Agreement and such default shall continue for more than twenty (20) days after notice thereof is given to the party in default, the party not in default shall be entitled to terminate this Agreement. The failure to object to an act of default shall not be deemed a waiver thereof. In no event shall Nortel be liable for any incidental, consequential, indirect, or special damages of any nature whatsoever for any breach of this Agreement, and in no event shall Nortel's ability exceed the fees paid by Buyer for the Services.

14. Notices. All notices shall be sent to the addresses set forth above or such other address as may be established by notice hereunder, and, shall be effective upon receipt, as evidenced by a postal or courier receipt or facsimile transmission confirmation. Such notices shall be directed to:

     Buyer:         Phonetime, Inc.
     Attention:     Mr. Douglas Barley, CFO
                   (718) 779-6571

     Nortel:        Northern Telecom, Inc.
     Attention:     Group Vice President, Carrier Networks
                   (972) 685-3284

15. Governing Law. This Agreement shall be governed by the laws of the State of Texas, notwithstanding its rules regarding the conflict of laws.

16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior communications, written or oral, with respect hereto. This AGREEMENT may only be amended or modified by a writing duly executed by both parties which expressly references and amends this Agreement.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representative.

Northern Telecom Inc.                    Phonetime, Inc.
("Nortel")                              ("Buyer")

By:                                      By:  /s/ Joseph Pannullo
Title:                                   Title: COO
Date:                                    Date:  October 28, 1997

                       EXHIBIT A - SERVICES

The following Field (On-Site) Switch Maintenance and Support Services, Remote Hybrid Maintenance Services, Data Base Management and/or Translation Support Services and On-Site Project Management Services (collectively referred to herein as "Services") will be performed by Nortel at Buyer's facilities located at Flushing, New York (the "Service Site"). Buyer may order any and/or all of the Services during the Term of this Agreement.

1.0     Field (On-Site) Maintenance Support Services

Nortel will provide Buyer with one (1) field technician ("Technician") who will perform Field (On-Site) Maintenance Support ("Field Support Services") during normal business hours of Monday through Friday, 8 a.m. until 5 p.m., with a one (1) hour lunch break and excluding standard Nortel holidays ("Normal Business Hours"). The Field Support Services will include preventative maintenance, routine functions, emergency procedures and administrative functions, subject to the Buyer's instructions and as directed by the Nortel's Remote Surveillance Center ("RSC") and Buyer's Network Operating Center("NOC"), including, but not limited to, the following:

     A. Clear switch, trunk and transport troubles as received by the RSC and NOC;
     B. Perform routine switch and transport tasks and procedures as scheduled and assigned by the RSC and/or NOC;
     C.     Prepare back-up office image to tape as required;
     D.     Replenish printer paper as required
     E.     Maintain a marked, proven set of maintenance spare cards;
     F. Maintain the AMA/CDR Tape Log, the Circuit Pack Repair/Replacement Log, the Site Trouble Ticket Log and the Site Customer Trouble Ticket Log;
     G. Perform Circuit Pack Replacement including acceptance, testing and replacement of in-service spare cards received from repair and return, as directed by RSC and/or NOC;
     H. Operate manual answer of dial-up port data sets as required and restore when dial-up is complete;
     I.     Request technical assistance from RSC and/or NOC as required;
     J.     Supervise hardware change controls;
     K. Provide support for service orders including providing assistance in moves, adds and changes;
     L.     Provide MDF assignments and connections;
     M. Participate in requested major failure and outage investigation meetings;
     N. Assist with data modification for routing and translation changes in the trunk network and for the Buyer's groups;
     O.     Perform preventative maintenance as required by NOC;
     P. Assist the control/help desk with tracking and resolution of user trouble reports;
     Q. Provide trunk problem resolution and coordination assistance with other switches;
     R.     Process AMA/SMDR tapes and billing tapes; and
     S.     Provide BCS application support.
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Each field technician will have Nortel standard issued tool kits and volt-
ohmmeters. Additional test and measuring equipment, computer terminals and on-line documentation must be supplied by Buyer. Extraordinary expenses for items such as computer printer paper and test equipment calibration will be the responsibility of Buyer.

Field Support Services may be provided after Normal Business Hours and on holidays ("Non-Business Hours") and on an emergency basis ("Emergency Call-Out")
 by the TECHNICIAN at an additional hourly rate. Buyer's NOC is responsible for notifying the Technician of an Emergency Call-Out. The Technician will respond to an Emergency Call-Out and resolve of the problem within a reasonable amount of time.

1.1     Period of Performance

Buyer may issue a purchase order for the Field Support Services during the Term of the Agreement. The Field Support Services shall commence at least six
(6) weeks after the date Nortel receives Buyer's purchase order and shall be provided for a twelve (12) month period of time.

1.2     Fees and Payment Terms

Buyer shall pay to Nortel the amount of * for the twelve (12) months of Field Support Services provided by one (1) Technician during the Term of the Agreement. Such price does not include any travel and living expenses incurred by Nortel as a result of the customer requesting that the Technician travel outside of the Service Site. Nortel shall issue monthly invoices to Buyer for the Field Support Services and the payment of the invoiced amount shall be due and payable thirty (30) days from the date of the invoice.
Nortel shall issue separate monthly invoices to Buyer for customer requested travel and living expenses and the payment of the invoiced amount shall be due and payable thirty (30) days from the date of the invoice.

Field Support provided during Non-Business Hours and Emergency Call-Out situations shall be billed at * per hour, during the Term of the Agreement. Nortel shall issue separate monthly invoices to Buyer and the payment of the invoiced amount shall be due and payable thirty (30) days from the date of the invoice.

2.0     Remote Hybrid Maintenance Services

Nortel's Remote Hybrid Maintenance Service ("RHMS") includes Nortel's RM Services as set forth in Section 1.0 hereinabove, which are performed during Non-Business Hours when Nortel's Field Support and/or Buyer's NOC is not on duty. In order for Nortel to perform RHMS, Nortel and/or Buyer must have a technician on-site during Normal business Hours.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

2.1     Period of Performance

Buyer may issue a purchase order for the RHMS Services during the Term of the Agreement. The RHMS Service shall commence within two (2) weeks after the date Nortel receives Buyer's purchase order and shall be provided for a twelve
(12) month period of time.

2.2     Fees and Payment Terms

Buyer shall pay to Nortel the amount of * for the twelve (12) months of RHMS Services provided during the Term of the Agreement. Nortel shall issue monthly invoices to Buyer and payment of the invoiced amount shall be due and payable thirty (30) days from the date of the invoice.

3.0     Data Base Management and/or Translations Support

Nortel's Database Management and/or Translations Services ("DM/TS") shall designate one (1) prime DM/TS representative ("Prime") to provide three hundred (300) hours of off-site translations assistance to Buyer during Normal Business Hours. Nortel's DM/TS assistance includes, but is not limited to, the following:

     A. Datafill design, including, but not limited to, Network Routing Translation Datafill, Trunk Translation Datafill, and Feature Translation Datafill;
     B.     Standardization of translations across Buyer's network;
     C.     Prompt support and turnaround;
     D. Monthly statements that provide an explanation for hours used and list the hours remaining; and
     E.     Simplified ordering process.

In the event that Buyer requires on-site DM/TS assistance, Nortel shall provide a Prime at the Buyer's designated Switch Site within a reasonable period of time and at an additional hourly rate, plus travel and living expenses ("On-Site DM/TS").

3.1     Period of Performance

Buyer may issue purchase orders for the three hundred (300) hours of DM/TS Services during the Term of the Agreement. The DM/TS Services shall commence within one (1) week after the date Nortel receives Buyer's purchase orders and shall terminate upon the earlier of Buyer using all three hundred (300) hours or the expiration of the Term of the AGREEMENT.

3.2     Fees and Payment Terms

Buyer shall pay to Nortel the amount of * for the DM/TS Services provided during the Term of the Agreement. Nortel shall issue monthly invoices to Buyer for the DM/TS Services and the payment of the invoiced amount shall be due and payable thirty (30) days from the date of the invoice.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
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Buyer shall pay to Nortel the amount of * per hour, for each hour of On-Site
DM/TS Services and travel time. Such price does not include any travel and living expenses incurred by Nortel. Nortel shall issue a separate, monthly invoice to Buyer for the On-Site DM/TS and payment in full shall be due and payable thirty (30) days from the date of the invoice. Any and all reasonable travel and living expenses shall be invoiced separately on a monthly basis and payment thereof shall be due and payable thirty (30) days from the date of invoice.

4.0     On-Site Project Management

Nortel's On-Site Project Management Services ("OSPM") will provide Buyer with one (1) representative to manage the Buyer's General Contractor responsible for building and completing the switch room and to provide the following services:

     A.     Track all switch room construction activities;
     B.     Ensure all sub-contractor scheduled milestones are met;
     C.     Track construction permits;
     D. Assist with the scheduling of third party vendors with the General Contractor;
     E. Ensure technical specifications are met with regards to air conditioning systems, fire protection, heat, power requirements, flooring and lighting;
     F.     Monitor third party subcontractor performance and service levels;
            and
     G.     Provide weekly documentation and management reports.

4.1     Period of Performance
Buyer may issue a purchase order for the OSPM Services during the Term of the Agreement. The OSPM Services shall commence upon the date Nortel receives Buyer's purchase orders and shall be provided for a three (3) month period of time.

4.2     Fees and Payment Terms

Buyer shall pay to Nortel the amount of * for the three (3) months of OSPM Services provided during the Term. Such price does not include any and all reasonable travel and living expenses incurred by Nortel as a result of the customer requesting travel outside of the Service Site. Nortel shall issue a monthly invoice to Buyer for the OSPM Services and payment in full shall be due and payable thirty (30) days from the date of the invoice. Any and all reasonable travel and living expenses incurred by Nortel shall be invoiced separately to Buyer on a monthly basis and payment in full shall be due and payable thirty (30) days from the date of the invoice.

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.